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                                                                                                      Exhibit 99(a)(6)
                                MONTHLY SERVICER'S CERTIFICATE
                   (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
                  OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                      TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                                       Series 2003-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does does hereby certify as follows:



         SERIES 2003-1 COLLECTION PERIOD: September 2004


                              a.  Series 2003-1         b.  Series 2003-1      c.  Actual              d.  Series 2003-1
                                  Transition                Transition             Series 2003-1           Transition
                                  Charge in                 Charge                 Transition              Charge
                                  Effect                    Billed                 Charge                  Remittance
                                  ------                    ------                 Payments                Made to
Customer Class                                                                     Received                Trustee
--------------                                                                     --------                --------

Residential Service           $0.000658 / kWh           $2,391,309.70          $3,088,567.92            $3,088,567.92

General Service Secondary                               $2,262,016.05          $2,454,016.20            $2,454,016.20

          Non-demand          $0.000290 / kWh

          Demand              $0.195 / kW

General Service Primary                                   $366,165.68            $303,612.75              $303,612.75

          Non-demand          $0.000144 / kWh

          Demand              $0.248 / kW

High Voltage Service          $0.050 / kW                  $70,211.24            $193,663.01              $193,663.01

Lighting Service              $0.000865 / kWh              $34,385.63             $33,378.96               $33,378.96

Instantaneous Interruptible   $0.113 / kW                 $109,817.97             $76,595.81               $76,595.81

Noticed Interruptible         $0.173 / kW                 $155,041.15            $136,910.70              $136,910.70
                                                        -------------          -------------            -------------
         Total                                          $5,388,947.42          $6,286,745.35            $6,286,745.35


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         Capitalized  terms used herein have their respective  meanings set forth in the Series 2003-1  Transition  Property  Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 6th day of October, 2004.



                                           TXU ELECTRIC DELIVERY COMPANY,
                                           as Servicer


                                           By   /s/ John M. Casey
                                           ------------------------------
                                           Name:  John M. Casey
                                           Title:   Assistant Treasurer


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